FILED PURSUANT TO RULE 424(B)(3)

File No. 333-182482

TILE SHOP HOLDINGS, INC.

SUPPLEMENT NO. 2 TO

PROSPECTUS DATED NOVEMBER 16, 2012

THE DATE OF THIS SUPPLEMENT IS DECEMBER 13, 2012

ON DECEMBER 13, 2012, TILE SHOP HOLDINGS, INC. FILED THE ATTACHED CURRENT REPORT ON FORM 8-K, DATED DECEMBER 12, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported): December 12, 2012

TILE SHOP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2901

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 8.01 Other Events.

On December 12, 2012, Tile Shop Holdings, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering of 4,500,000 shares of the Company’s common stock by certain of its stockholders (the “Selling Stockholders”). The Selling Stockholders have granted the underwriters for the offering a 30-day option to purchase up to an additional 675,000 shares of common stock on the same terms and conditions to cover any over-allotments.

Citigroup Global Markets Inc. and Robert W. Baird & Co. Incorporated are acting as joint book-running managers and representatives of the underwriters for the offering by the Selling Stockholders. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. These forward-looking statements include any statements regarding the Company’s strategic and operational plans. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Item 9.01 Exhibits

99.1 Press Release of Tile Shop Holdings, Inc., dated December 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on December 12, 2012.

TILE SHOP HOLDINGS, INC.

By:	/s/ Timothy C. Clayton
Name:	Timothy C. Clayton
Title:	Chief Financial Officer